Exhibit 32.2
EXTERRAN PARTNERS, L.P.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Exterran Partners, L.P. (the “Partnership”) for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael J. Aaronson, as Chief Financial Officer of Exterran GP LLC, the general partner of the Partnership’s general partner, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.
/s/ MICHAEL J. AARONSON
Michael J. Aaronson
Chief Financial Officer, Exterran GP LLC
   As General Partner of Exterran General Partner, L.P.
     As General Partner of Exterran Partners, L.P.
February 24, 2011
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.